Filed pursuant to Rule 424B(2)
File No. 333-254423

Prospectus Supplement

(To Prospectus dated March 25, 2021)

3,286,385 Shares

Identiv, Inc.

Common Stock

We are offering 3,286,385 shares of our common stock. Our common stock is traded on the Nasdaq Capital Market under the symbol “INVE.” On April 7, 2021, the last reported sale price of shares of our common stock on the Nasdaq Capital Market was $10.68 per share.

	Per Share	Total
Public offering price	$10.6500	$35,000,000
Underwriting discounts and commissions(1)	$0.5756	$1,891,643
Proceeds, before expenses, to INVE	$10.0744	$33,108,357

(1)	See “Underwriting” for a description of the compensation payable to the underwriters, including reimbursable expenses.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 492,957 shares at the public offering price less the underwriting discounts and commissions.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on or about April 12, 2021.

Sole Book-Running Manager

B. Riley Securities

Lead Manager

Lake Street

Co-Manager

Northland Capital Markets

April 7, 2021

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before investing in our common stock.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Identiv,” “we,” “us” and “our” refer to Identiv, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Our mission is to software-enable the entire physical world.

Our RFID (radio-frequency identification) devices digitally enable and secure any physical item. Our products enable frictionless digital interaction with the physical world, manage data flows from each physical object, creating a software-enabled experience that is far beyond a purely physical interaction.

By digitally enabling physical ‘things,’ we make them more secure, responsive, feature-rich, interactive and customer-connected. RFID powers a wide range of applications from customer engagement, product authenticity, enhanced consumer experiences, instrumentation and sensor enabling, brand protection, tamper detection, and other IoT applications. We add frictionless customer engagement, managing the interaction of products with mobile devices to create totally new experiences.

Our strategy is to digitally enable the world at the smallest and largest scales. As each grows and becomes pervasive their interactions and network effects create exponentially greater value.

We execute our strategy of digitally enabling the smallest-scale things and largest-scale things by focusing in two segments: our Identity business and our Premises business.

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Identity: Our Identity business is focused on digitally enabling and securing every physical thing. Our designs and products include embedded RFID solutions to make digital and physical devices more responsive, secure, feature-rich, interactive and customer-connected. Our RFID devices have been integrated into and have digitally-enabled over a billion and a half physical internet of things, or IoT, around the world.

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Premises: Our Premises business is focused on digitally enabling and securing every physical place. We apply much the same RFID and security technology from our Identity segment to our physical and logical security platforms to create a more secure, convenient and responsive experience in physical spaces. Our platform is deployed across buildings worldwide, ranging from sensitive government facilities to schools, utilities, hospitals, stores and the smallest shops and apartment buildings worldwide.

Market Drivers

The emerging market of RFID is driven by pervasive use cases. For example, RFID enables syringes to track whether the exact right amount of medication is filled into them and dispensed into the patient. Refrigerators can tell when the filter needs to be replaced, and make sure an authentic replacement is installed and working. Running shoes can sense how many steps you have taken. Phone accessories can work together intelligently with your phone to create novel experiences and applications. Governments can track the quality and authenticity of cannabis products for compliance and especially for tax collection. Temperature-sensitive medicine can be tracked to ensure it has stayed within its safety parameters and not spoiled. Bicycle and scooter tire pressure and frame wear can be monitored. Luxury goods can be authenticated, personalized and responsive. Vaping pods can be verified and tamper resistant for safety and authenticity. Blood test assays can be verified as authentic and matched with the right blood sample.

These examples demonstrate the scale of the market opportunity of hundreds of billions of units over time. We believe competitive pressures will drive adoption across each sector as technology improves and costs drop, until nearly every physical thing has a sensor-augmented, integrated, digital existence.

We share the vision with leading chip makers that every physical thing on the planet will have a digital existence. Tiny, low-cost RFID chips with highly tuned and optimized antennas, systems, software and security that are embedded in everything we interact with. This is software reaching every physical thing on the planet, and Identiv enables it.

Competitive Advantages

We believe our core differentiation is our best-in-class designs, technologies and intellectual property to enable the digital capabilities of RFID chips to work in the messy analog world of antennas, power harvesting, data conversion and security. They have to go on a shoe, in a syringe, embedded in the hair of a doll, then they have to communicate through RF, and harvest power from the radio signal of the phone or reader, to run the chip. They have to do this totally reliably, while the item is dropped, washed, stuffed in pockets and generally exposed to the real world. We design the systems, the antennas, software, security and physical form that connects the chips, accesses their capabilities, manages RF communications and power conversion, and creates the platform for the digital experience, all in harmony with the physical experience of the product.

•	Imagine, Design, Prototype

We make this happen with our library of designs, with patents like tag-on-metal and with intellectual property we have developed working with advanced early adopters in their industries. We deepen our value and competitive advantage by providing both the devices themselves in high volume as well as the readers and programmers to personalize and read the RFID devices. Whether it is in a pharmacy or any other place where RFID is read or programmed, our readers are among the most widely deployed for NFC (near-field communication) and high-frequency RFID programming and reading. This gives us both credibility with our customers’ engineers and the flexibility to add software value that providers of just RFID devices cannot.

We then work closely with our customers’ engineers to build the complicated analog bridge and system to make it all work across RF. With very high reliability, high data security and optimized power transfer, the end user gets an engaged interaction.

•	Pilot, Scale-up, Re-Imagine, Re-Design....Repeat

Then because we own our own world class production facilities, we go directly to prototypes, pilot runs, ramp up production and deliver with high quality even for the most complicated devices. What usually happens next is the customers’ engineers want to improve the product, either from what they have learned or because our chip partners come out with new chips, new features, new price points. We would then run another rapid cycle of re-design / re-prototype / re-pilot / re-production processes.

We believe that in this market of thousands of designs and hundreds of billions of units there are substantial first-mover advantages. We believe our design through production platform keeps customers with us as they drive more capabilities and better performance into their customer experiences. We believe this will accelerate, driven by the chips Moore’s Law speed advances, and by competitive forces created when any digitally enabled product is launched, pressuring others to keep up or lose the market opportunity.

Growth Strategy

Our strategy to deliver on our mission is focused on pervasive deployment of high-end, sensor-enabled RFID devices in every physical thing and every physical place. We believe the category of the most sophisticated products is where we are the strongest. With over 150 active RFID customers, we are engaged with some of the most advanced early adopters, built on our reputation as the go-to partner for advanced RFID devices. We believe there are three growth drivers in RFID: customer launches, design wins and technology expansion.

Customer Launch and Use Case Examples

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Pharmaceutical prescriptions: Our RFID devices attached to prescription pill bottles enable an app to speak the contents, dosage, and regimen for the visually impaired. Our programmers are used by pharmacists to securely personalize the prescription for each customer. We believe this has the potential to expand to all prescriptions.

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Mobile accessories: With the power of mobile phones, we believe accessories that are unconnected are a missed opportunity. When your phone case, wallet, glucose monitor and other accessories can talk directly to your phone, they become part of the mobile platform. Our RFID devices embedded in mobile phone accessories enable rich, extensible experiences on a mobile device with an RFID-enabled accessory.

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Medical consumables: It is critical that a part like a disposable breathing tube is authentic to go with a particular manufacturer’s ventilator. Our RFID devices enable a customer’s product to track authenticity and usage of breathing tubes for ventilators. We believe every medical device consumable should be RFID enabled to make sure the right part is used with the right machine, and to make sure it is used only as intended, and replaced with a genuine part, creating a high-value, quality-sensitive, recurring, consumables-based use category.

These are just a few examples of use cases already in-market and growing, that we believe will expand to touch physical interaction with nearly every physical thing.

Design Wins

Design wins are the key to our leadership in the market as it expands. We believe our technical lead, experience, intellectual property and reputation provide a pipeline of design win opportunities. Specific recent examples include:

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Personal transportation products (bikes, scooters, e-bikes): Our patented tag-on-metal RFID devices for authenticity, tracking and customer engagement are early-adoption uses we are designing for companies in this category. We are also working on tag-on-metal designs to track tire pressure, permitting a phone-tap to the wheel to display pressure instead of awkwardly jamming a pressure gauge on a tube stem. Strain gauge enabled RFID devices to track wear-and-tear are in early stages. This cycle of immediate-benefit, low-risk applications, followed by second-generation more complicated applications and then planning ahead for later-generation, experience-changing applications we believe is the proliferation path many leading companies will follow to deploy the full range of capabilities of a digitally-enabled RFID-connected product.

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Rapid blood analyzing systems: This application goes onto consumable cartridges to calibrate the system and confirm authenticity and content for the blood test assay. This use case is applicable to most testing and assays where authenticity, data integrity, reliability and seamless integration with existing form factors are critical.

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Existing customer design expansion: Core to our strategy is continuously improving designs, to leverage new chip features and price/performance. For example, with one of our major customers, we shipped three different designs in their initial product cycle; we have since developed three new designs, at least two of these are moving into a new launch phase.

Technology Expansion

Our ability to get more design wins and successful customer launches depends on what we believe to be our best-in-class engineering and production, but upstream of that it is built on new technologies we are constantly incorporating and designing as new capabilities for our customers.

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Passive temperature sensors and patches: These let you track the temperature of people or things, without having a battery attached, flexibly attached on skin or integrated with other products, wherever temperature is critical to track. Perpetually-functioning (no battery), usable almost anywhere (small, custom-designable, flexible) at a fraction of the cost of powered cold-chain trackers opens multiple use cases that were impractical or price-prohibitive.

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Integrated strain gauges: Designs with integrated strain gauges to track the bending and strain of objects, whether they are made of metal, plastic or even concrete. Early use cases range from tracking bending and long-term wear in bridges, using hundreds of embedded sensors, to tracking the pounding and wear on mountain bike frames and other load-bearing consumer products.

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Capacitive fluid sensors: This senses fluid fill even through glass or other materials, so you can track medicine fills in syringes, serum bottles, and anything else. For certainty of fluid fill and dispensing, medical and high value/high-sensitivity fluid measurement use cases are easily enabled at scale. Combined with a one-time counter, counterfeit re-fills can be precluded by the same device.

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Multi-frequency devices: Combination RFID devices integrating both UHF (ultra high frequency) and HF (high frequency) in a single device bring UHF’s long read-range to the rich feature set – but limited read-range - of NFC and other HF RFID devices.

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New RFID chips: We continuously collaborate with RFID chip vendors as well as specialty chip makers. We develop integrated designs to deliver the price and features of the newest chips for easy adoption into new products.

Premises Strategy

Just as our RFID products software enable things on the planet, our Premises platform software enables places on the planet. Our platform is anchored by our Velocity and Freedom software, our line of controllers and IoT gateways including Mx, our Freedom SmartBridge, our TouchSecure access sensors, our Velocity Vision video platform and a wide range of integrations.

Also identical to our RFID strategy, we believe our Premises competitive advantage is our technical depth and total solution. In Premises our platform encompasses the total digitization of physical places, incorporating our own access sensors, gateways, bridges, appliances, cards, access and video software, integrations and analytics.

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Premises Software: Our software platform for premises digitization enables centralized management of a physical place, including control of doors, cameras, gates, elevators and other building equipment, monitoring users as they move around a facility, preventing unwanted access, maintaining compliance and providing a continuous audit trail. Our platforms are IT-centric and highly scalable from small businesses through global organizations, multi-tenant, special-purpose campuses such as schools, military bases, utilities and others. Our platforms are available as local software or cloud based, accessible through browser, mobile and desktop interfaces. We leverage data infrastructures across local area network, Wifi, Bluetooth, mobile, RFID and emerging communication standards such as 5G and ultra-wideband. As communications infrastructure becomes fully wireless, low-power and high-security, our software is architected to support seamless migration to fully software-defined systems, compatible with pervasive RFID devices to enable a frictionless, convenient and secure experience in almost any physical location.

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Access Readers & Sensors: As most of the physical infrastructure becomes wireless, virtual and software-defined, the remaining device will be the sensors at the door. As platforms for local presence confirmation, video and audio interaction, and to signal a door to open, our family of TouchSecure (TS) sensors will continue to play a key physical role in providing security and convenience at the door.

Sales & Marketing Strategy

Our go-to-market strategy is consistent across our business. We believe our competitive advantage is our technical expertise, technology and know-how which covers both the user side and the programmer/reader/infrastructure side. With this depth of technology across the overall system we develop and prove our best-in-class use cases with our customers.

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Use-case Proliferation: We apply our digital marketing platforms, sales teams and channel partners to proliferate each use case as best-in-class. We target the product engineers or other decision makers to build awareness of a proven solution. We drive our marketing message in terms that engineers value because we have established the benefits from comparable use cases. As each company adopts RFID and delivers superior product experiences, we believe that drives faster adoption by others, until a use-case becomes pervasive.

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Trusted advisor: Reducing adoption cost and risk: We have built a reputation as the trusted advisor to our customers by sharing benefits and pitfalls, risks and tradeoffs, as well as ways to mitigate them. We also communicate the risk of inaction, as others come to market with new capabilities. By highlighting risks of inaction, making customers aware of upcoming competitive threats and sharing insights into how they can confidently build competitive capabilities themselves, we believe we become their trusted advisor early in their learning and decision cycle. Then, because we help with the designs, provide devices as well as reader/programmers, and complete solutions or best-of-breed components, we become a long-term partner, reducing their risks and efforts and improving their competitive advantages.

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Customer Confidentiality and Trust: Throughout this process confidentiality is paramount. A capability developed uniquely with and for a customer is not shared with another. That is fundamental to our culture and to our business practices.

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Industry Leader and Facilitator: As we develop general use-case capabilities and insights, we share and leverage those cross-industry, adding value and building our competitive advantage. Specific differentiation established with a customer is protected. With this key guideline, we optimize our value across each use case, to each individual customer, and to the industry overall.

Corporate Information

We were founded in 1990 in Munich, Germany and incorporated in 1996 under the laws of the State of Delaware. Our principal executive offices are located at 2201 Walnut Avenue, Fremont, California 94538, and our telephone number is (949) 250-8888. Our website address is www.identiv.com. The information contained on, or that can be accessed through, our website is not part of, or incorporated by reference in, this prospectus supplement or the prospectus.

Identiv and the Identiv logo are trademarks or registered trademarks of Identiv. Certain product and service brands are also trademarks or registered trademarks of Identiv. Other product and brand names not belonging to Identiv that appear in this prospectus supplement may be trademarks or registered trademarks of their respective owners.

THE OFFERING

Common stock offered by us	3,286,385 shares

Common stock to be outstanding immediately after the offering	21,341,773 shares

Option to purchase additional shares	The underwriters have an option to purchase up to an additional 492,957 shares of common stock from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $32.6 million (or approximately $37.5 million if the underwriters exercise their option to purchase additional shares in full).

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“INVE”

The number of shares of common stock to be outstanding immediately after this offering is based on 18,055,388 shares outstanding as of December 31, 2020, and excludes:

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1,731,432 shares of common stock issuable upon exercise of outstanding stock options, vesting of restricted stock units (RSUs), vesting of performance stock units, and issuance of RSUs vested but not released;

•	293,888 shares of common stock available for future issuance under our Employee Stock Purchase Plan;

•	1,055,419 shares of common stock available for future issuance under our 2011 Incentive Compensation Plan;

•	315,000 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock; and

•	7,541,449 shares of common stock issuable upon conversion of Series B convertible preferred stock.

Except as otherwise indicated, all information in this prospectus supplement assumes the following:

•	no exercise of the outstanding options described above;

•	no issuance, exercise or settlement of stock-based awards under our 2011 Incentive Compensation Plan or Employee Stock Purchase Plan;

•	no exercise of any warrants;

•	no conversion of any of the Series B convertible preferred stock; and

•	no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding immediately after this offering. If you purchase shares of common stock in this offering, you would suffer immediate and substantial dilution of $8.36 per share with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a detailed discussion of the dilution you will incur if you purchase shares in this offering.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If we raise additional capital in the future, your ownership in us could be diluted.

We may seek to raise additional capital in the future and from time to time. If this capital is obtained through the issuance of equity securities, debt convertible into equity securities, options or warrants to acquire equity securities or similar instruments or securities, our existing stockholders will experience dilution in their ownership percentage upon the issuance, conversion or exercise of such securities and such dilution could be significant. Additionally, any new equity securities issued by us could have rights, preferences or privileges senior to those of our common stock. Any issuance by us, or the perception that such issuances could occur, could negatively impact the market price of our common stock. Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. In addition, our credit agreement restricts our ability to pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Insiders and 5% or greater stockholders will exercise significant control over our company and will be able to influence corporate matters.

As of December 31, 2020, directors, executive officers, 5% or greater stockholders and their affiliates beneficially owned, in the aggregate, approximately 24.2% of our outstanding common stock. Therefore, these stockholders will have the ability to influence us through this ownership position. For example, these stockholders will be able to exercise significant influence over all matters submitted to our stockholders for approval, including the election of directors and approval of significant corporate transactions, such as a merger or sale of our company or its assets. This concentration of ownership may have the effect of delaying or preventing a third party from acquiring control of our company and could adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. As of December 31, 2020, we had outstanding 18,055,388 shares of our common stock; 1,731,432 shares of our common stock issuable upon exercise of outstanding stock options, vesting of RSUs and performance stock units and issuance of RSUs vested but not released; 293,888 shares of our common stock available for future issuance under our Employee Stock Purchase Plan; up to 1,055,419 shares of our common stock available for future issuance under our 2011 Incentive Compensation plan; 315,000 shares of our common stock issuable upon exercise of outstanding warrants; and 7,541,449 shares of our common stock issuable upon conversion of Series B convertible preferred stock. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

We, along with our directors and executive officers, have agreed that for a period of 90 days after the date of this prospectus, subject to specified exceptions, we or they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. These lock-up agreements affect approximately 775,759 shares of our common stock as of December 31, 2020. Sales of stock by any of our directors and executive officers could have a material adverse effect on the trading price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. All statements other than statements of fact, including statements identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “plan,” “intend,” “expect” and similar expressions are forward-looking statements, and include, but are not limited to, statements regarding the following:

•	our beliefs regarding our prospects for our business;

•	our beliefs and expectations regarding end-user demand for our products;

•	our beliefs regarding the drivers and trends in our business and our markets;

•	the level of demand for our products and services;

•	our beliefs regarding the attributes and anticipated benefits of our products and services;

•	competition in the markets in which we do business and our competitive advantages;

•	our ability to increase the profitability of products and services;

•	our ability to expand and improve our sales performance and marketing activities;

•	the effect of changes in government purchasing policies;

•	our beliefs and expectations regarding the ways in which our customers use our products;

•	our lengthy sales cycles and the difficulty in predicting timing of sales or delays;

•	our expectations regarding the composition of our customers and the result of a loss of a significant customer;

•	the adequacy of our capital resources and our ability to raise additional capital;

•	the effect of our failure to comply with our obligations under our credit agreement;

•	the development and expansion of our strategic and third party distribution partnerships and relationships with systems integrators;

•	the effect of unauthorized access to a customer’s data or our data or our IT systems and cybersecurity attacks;

•	our ability to manage our expenditures and estimate future expenses, revenue, and operational requirements;

•	the effect of changes to management judgments and estimates;

•	the impact of any modification to our pricing practices in the future;

•	our beliefs regarding our international operations;

•	our ability to timely adapt and comply with changing regulatory and political environments;

•	our ability to take adequate precautions against claims or lawsuits made by third parties, including alleged infringement of proprietary rights;

•	the potential impact of foreign currency exchange rate fluctuations;

•	the impact of accounting pronouncements and our critical accounting policies, judgments, estimates, models and assumptions on our financial results; and

•	our expectations with respect to revenue, cost of revenue, expenses and other financial metrics.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under the “Risk Factors” section of this prospectus supplement, and the risks detailed in the accompanying prospectus, and the documents incorporated herein and therein by reference, as well the risks detailed in our SEC filings. Moreover, we operate in a competitive and changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not place undue reliance on these forward-looking statements. We discuss in greater detail in, and in the documents incorporated by reference into, this prospectus supplement and the accompanying prospectus, many of these risks, uncertainties, and assumptions under the headings “Risk Factors.” Additional cautionary statements or discussions of risks, uncertainties and assumptions that could affect our results or the achievement of the expectations described in forward-looking statements are also contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it was made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $32.6 million (or approximately $37.5 million if the underwriters exercise their option to purchase additional shares in full).

We currently intend to use the net proceeds of this offering for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, and repurchases of stock. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we expect to invest the net proceeds in investment grade, interest-bearing securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020 on an actual basis and on an as adjusted basis to give effect to the issuance of 3,286,385 shares of our common stock in this offering at a public offering price of $10.65 per share and after deducting the underwriting discounts and commissions and estimated expenses payable by us.

You should read this table together with our consolidated financial statements and other financial information incorporated by reference herein.

	As of December 31, 2020
(in thousands, except share data)	Actual	As Adjusted(1)
Cash and cash equivalents	$11,409	$43,977

Stockholders’ equity:
Series B preferred stock, $0.001 par value: 5,000,000 shares authorized; 5,000,000 shares issued and outstanding as of December 31, 2020	5	5
Common Stock, par value of $0.001 per share, 50,000,000 shares authorized; 18,055,388 shares outstanding, actual, 21,341,773 shares outstanding, as adjusted	19	21
Additional paid-in capital	452,129	484,695
Treasury stock 1,394,462 shares as of December 31, 2020	(9,933)	(9,933)
Accumulated deficit	(410,609)	(410,609)
Accumulated other comprehensive income	2,578	2,578

Total stockholders’ equity	34,189	66,757

Total capitalization	$34,189	$66,757

(1)	Assumes that the underwriters’ overallotment option is not exercised.

DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of December 31, 2020, into our total tangible assets less total liabilities.

Our historical net tangible book value as of December 31, 2020, was approximately $16.4 million, or $0.91 per share, based on 18,055,388 shares of our common stock outstanding as of that date.

After giving effect to the sale of 3,286,385 shares of common stock by us, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020, would have been $48.9 million, or $2.29 per share. This represents an immediate increase in net tangible book value of $1.38 per share to existing stockholders and immediate dilution of $8.36 per share to investors in this offering, as illustrated by the following table:

Public offering price per share		$10.65
Net tangible book value per share as of December 31, 2020	$0.91
Increase in net tangible book value per share attributable to investors participating in this offering	$1.38

As adjusted net tangible book value per share after giving effect to this offering		$2.29

Dilution per share to investors in this offering		$8.36

If the underwriters exercise in full their option to purchase 492,957 additional shares from us, the as adjusted net tangible book value per share after this offering would be $2.47 per share, the increase in net tangible book value per share to existing stockholders would be $1.56 per share and the dilution to new investors purchasing shares in this offering would be $8.18 per share.

The number of shares of common stock to be outstanding immediately after this offering is based on 18,055,388 shares outstanding as of December 31, 2020, and excludes:

•

1,731,432 shares of common stock issuable upon exercise of outstanding stock options, vesting of restricted stock units, vesting of performance stock units, and issuance of RSUs vested but not released;

•	293,888 shares of common stock available for future issuance under our Employee Stock Purchase Plan;

•	1,055,419 shares of common stock available for future issuance under our 2011 Incentive Compensation Plan;

•	315,000 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock; and

•	7,541,449 shares of common stock issuable upon conversion of Series B convertible preferred stock.

To the extent that outstanding options are exercised or other shares are issued pursuant to the foregoing, investors purchasing shares of our common stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of common stock acquired pursuant to this offering by non-U.S. holders (as defined below). This summary deals only with common stock held as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) and does not discuss all of the U.S. federal income tax considerations applicable to a non-U.S. holder that is subject to special treatment under U.S. federal income tax laws, including, but not limited to: a dealer in securities or currencies; a broker-dealer; a financial institution; a qualified retirement plan, individual retirement plan, or other tax-deferred account; a regulated investment company; a real estate investment trust; a tax-exempt organization; an insurance company; a person holding common stock as part of a hedging, integrated, conversion, or straddle transaction or a person deemed to sell common stock under the constructive sale provisions of the Code; a trader in securities that has elected the mark-to-market method of tax accounting; an accrual method taxpayer subject to special tax accounting rules under Section 451(b) of the Code; an entity that is treated as a partnership for U.S. federal income tax purposes; a person that received such common stock in connection with services provided; a corporation that accumulates earnings to avoid U.S. federal income tax; a corporation organized outside the United States, any state thereof or the District of Columbia that is nonetheless treated as a U.S. corporation for U.S. federal income tax purposes; a person that is not a non-U.S. holder; a “controlled foreign corporation;” a “passive foreign investment company;” or a U.S. expatriate.

This summary is based upon provisions of the Code, its legislative history, applicable U.S. Treasury regulations promulgated thereunder, published rulings, and judicial decisions, all as in effect as of the date hereof. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or IRS, with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. Those authorities may be repealed, revoked, or modified, perhaps retroactively, or may be subject to differing interpretations, which could result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances, and does not address the Medicare tax imposed on certain investment income or any state, local, foreign, gift, estate, or alternative minimum tax considerations.

For purposes of this discussion, a “U.S. holder” is a beneficial holder of common stock that is for U.S. federal income tax purposes: an individual citizen or resident of the United States; a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of common stock that is neither a U.S. holder nor a partnership (or any other entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes regardless of its place of organization or formation. If a partnership (or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding common stock is urged to consult its own tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME, ESTATE, AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR SPECIFIC SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY

STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS).

Distributions on Our Common Stock

Distributions with respect to common stock, if any, generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated as a return of capital and will first be applied to reduce the holder’s tax basis in its common stock, but not below zero. Any remaining amount will then be treated as gain from the sale or exchange of the common stock and will be treated as described under “—Disposition of Our Common Stock” below.

Distributions treated as dividends that are paid to a non-U.S. holder, if any, with respect to shares of our common stock will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) of the gross amount of the dividends unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States subject to the discussion below regarding foreign accounts. If a non-U.S. holder is engaged in a trade or business in the United States and dividends with respect to the common stock are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, then although the non-U.S. holder will generally be exempt from the 30% U.S. federal withholding tax, provided certain certification requirements are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on those dividends on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. To claim the exemption from withholding with respect to any such effectively connected income, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. Such holder’s agent will then be required to provide certification to us or our paying agent.

A non-U.S. holder who wishes to claim the benefit of a reduced rate of withholding tax under an applicable treaty must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the exemption or reduced rate. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty and does not timely file the required certification, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain from a sale, exchange or other disposition of our stock unless: (a) that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (c) we are or have been a “United States real property holding corporation” within the meaning of Code.

Section 897(c)(2) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for our common stock, and certain other requirements are met. Although there can be no assurance, we believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes. Even if we are treated as a United States real property holding corporation, gain realized by a non-U.S. holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the non-U.S. holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (x) the five-year period preceding the disposition, or (y) the holder’s holding period, and (2) our common stock is regularly traded on an established securities market. Although the NYSE qualifies as an established securities market, there can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our common stock exceeds five percent, you will be taxed on such disposition generally in the manner applicable to U.S. persons and in addition, a purchaser of your common stock may be required to withhold tax with respect to that obligation.

If a non-U.S. holder is described in clause (a) of the preceding paragraph, the non-U.S. holder will generally be subject to tax on the net gain derived from the disposition at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a rate equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits. If the non-U.S. holder is an individual described in clause (b) of the preceding paragraph, the non-U.S. holder will generally be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses even though the non-U.S. holder is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding Tax

We report to our non-U.S. holders and the IRS certain information with respect to any dividends we pay on our common stock, including the amount of dividends paid during each fiscal year, the name and address of the recipient, and the amount, if any, of tax withheld. All distributions to holders of common stock are subject to any applicable withholding. Information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or withholding was reduced by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently, 24%). Backup withholding, however, generally will not apply to distributions on our common stock to a non-U.S. holder, provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Backup withholding is not an additional tax but merely an advance payment, which may be credited against the tax liability of persons subject to backup withholding or refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Foreign Accounts

Certain withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined under these rules) and certain other non-U.S. entities if certification, information reporting and other specified requirements are not met. A 30% withholding tax may apply to “withholdable payments” if they are paid to a foreign financial institution or to a non-financial foreign entity, unless (a) the foreign financial institution undertakes certain diligence and reporting obligations and other specified requirements are satisfied, or (b) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and other specified requirements are satisfied. “Withholdable payment” generally means any payment of interest, dividends, rents, and certain other types of generally passive income if such payment is from sources within the United States. Treasury regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible withholding under these rules on the gross proceeds from any sale or other disposition of our common stock, previously scheduled to apply beginning January 1, 2019. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or comply with comparable requirements under an applicable inter-governmental agreement between the United States and the foreign financial institution’s home jurisdiction. If an investor does not provide the information necessary to comply with these rules, it is possible that distributions to such investor that are attributable to withholdable payments, such as dividends, will be subject to the 30% withholding tax. Holders should consult their own tax advisers regarding the implications of these rules for their investment in our common stock.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $0.001 par value per share, and preferred stock, $0.001 par value per share. This description is only a summary. Our restated certificate of incorporation, as amended, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus supplement. You should read our restated certificate of incorporation, as amended, which we refer to in this section as our certificate of incorporation, and our amended and restated bylaws, which we refer to in this section as our bylaws, for additional information before you buy any of our common stock, preferred stock or other securities. See “Where You Can Find More Information.”

Common Stock

We are authorized to issue 50,000,000 shares of common stock. As of December 31, 2020, there were 19,449,850 shares of common stock issued, of which 18,055,388 shares are outstanding and 1,394,462 shares are held in treasury. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. As of December 31, 2020, (i) 40,000 shares of preferred stock were designated Series A participating preferred stock, none of which were issued and outstanding and (ii) 5,000,000 shares of preferred stock were designated Series B non-voting convertible preferred stock, all of which were issued and outstanding.

Each share of Series B convertible preferred stock shall be convertible into common stock (i) following the sixth (6th) anniversary of the initial closing of the issuance of the preferred stock or (ii) if earlier, during the thirty (30) day period following the last trading day of any period of three (3) or more consecutive trading days that the closing market price of the common stock exceeds $10.00. Each share of Series B convertible preferred stock is convertible at the option of the holder of the shares into such number of shares of common stock determined by taking the accreted value of such preferred stock (purchase price plus accrued but unpaid dividends) and dividing such value by the stated value of such share of preferred stock ($4.00 per share, subject to adjustment for dilutive issuances, stock splits, stock dividends and the like); provided, however, that the company shall not convert any shares of Preferred Stock if doing so would cause the holder thereof, along with its affiliates, to beneficially own in excess of 19.9% of the outstanding common stock immediately after giving effect to the applicable conversion (the “Ownership Limitation”), unless waiver of this restriction has been effected by the holder requesting conversion of preferred stock. Based on the current conversion price, the outstanding, including the accretion of dividends shares of Series B convertible preferred stock as of December 31, 2020 would be convertible into 5,742,188 shares of the common stock. However, the conversion rate will be subject to adjustment in the event of certain instances, such as if the company issues shares of its common stock at a price less than $4.00 per common share, subject to a minimum conversion price of $3.27 per share. As of December 31, 2020, none of the contingent conditions to adjust the conversion rate had occurred. Each share of Series B convertible preferred stock is entitled to a cumulative annual dividend of 5% for the first six (6) years following the issuance of such share and 3% for each year thereafter, with the company retaining the

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option to settle each year’s dividend after the tenth (10th) year in cash. The dividends accrue and are payable in kind upon such time as the shares convert into the company’s common stock. In general, the shares are not entitled to vote except in certain limited cases, including in change of control transactions where the expected price per share distributable to the company’s stockholders is expected to be less than $4.00 per share. The Certificate of Designation with respect to the Series B convertible preferred stock further provides that in the event of, among other things, any change of control, liquidation or dissolution of the company, the holders of the Series B convertible preferred stock will be entitled to receive, on a pari passu basis with the holders of the common stock, the same amount and form of consideration that the holders of the company’s common stock receive (on an as-if-converted-to-common-stock basis and without regard to the Ownership Limitation applicable to the Series B convertible preferred stock).

We may issue the remaining undesignated shares of preferred stock in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Certain Provisions of Delaware Law and of the Charter and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, those provisions prohibit a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the

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time the transaction commenced, excluding for purposes of determining the voting stock outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after the date the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws. Our certificate of incorporation and bylaws provide that:

•	our bylaws may be amended or repealed only by a majority vote of our board of directors or a two-thirds stockholder vote;

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•	stockholders may not fill vacancies on the board;

•	our board of directors is authorized to issue preferred stock without stockholder approval; and

•

we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

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UNDERWRITING

B. Riley Securities, Inc. is the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

Underwriters	Number of Shares
B. Riley Securities, Inc.	2,464,789
Lake Street Capital Markets, LLC	575,117
Northland Securities, Inc.	246,479

Total	3,286,385

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 492,957 additional shares of common stock at the public offering price listed on the cover page of this prospectus, less the underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

Discount, Commissions and Expenses

The following table shows the per share of common stock and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$0.5756	$0.5756
Total	$1,891,643	$2,175,389

We have agreed to reimburse the underwriters for their out-of-pocket expenses in connection with the offering, including underwriters’ counsel legal fees and disbursements, in an amount up to $185,000. The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, will be approximately $540,000.

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to securities dealers a discount of up to $0.34536 per ordinary share from the public offering price. After the initial offering of the shares of common stock, the representative may change the offering price and the other selling terms. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in certain marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our executive officers and directors, have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Listing

Our shares of common stock are currently listed on the Nasdaq Capital Market under the symbol “INVE.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representative may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts and commissions received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.

We nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of us or any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.

Other

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

Notice to Canadian Residents (Alberta, British Columbia, Manitoba, Ontario and Québec Only)

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of common stock described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Securities in Canada are being made on a private placement basis only and are exempt from the requirement that the issuer prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Personal Information

We and the representative hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email address, if provided, and the number and type of securities purchased, the total purchase price paid for such securities, the date of the purchase and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the securities regulatory authority or regulator in accordance with NI 45-106, (c) such personal information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it under the securities legislation of the applicable legislation, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction, and (e) the purchaser may contact the applicable securities regulatory authority or regulator by way of the contact information provided in Schedule 2 to Form 45-106F1. Prospective Canadian purchasers that purchase securities in this offering will be deemed to have authorized the indirect collection of the personal information by each applicable securities regulatory authority or regulator, and to have acknowledged and consented to such information being disclosed to the Canadian securities regulatory authority or regulator, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, or each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of common stock may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any common stock or to whom any offer is made will be deemed to have represented to, acknowledged to and agreed with each of the underwriters and us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, an “offer of shares to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to and is directed only at and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, or (ii) who are high net-worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by The NBD Group, Inc., Los Angeles, California.

EXPERTS

The consolidated financial statements of Identiv, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 30, 2020, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus supplement or the accompanying prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended by Amendment No. 1 to our Annual Report on Form 10-K;

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2021 and April 7, 2021; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 12, 1997, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Identiv, Inc., 2201 Walnut Avenue, Suite 100, Fremont, California 94538, telephone (949) 553-4251. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. The information contained on, or that can be accessed through, our website is not part of, or incorporated by reference in, this prospectus supplement or the prospectus.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investor Relations section of our website, www.identiv.com.

PROSPECTUS

$50,000,000

Identiv, Inc.

Common Stock

We may, from time to time, offer and sell up to $50,000,000 of our common stock in one or more offerings. We will specify in the accompanying prospectus supplement more specific information about any such offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

We may offer the shares of common stock for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INVE.” On March 16, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $12.08 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2021

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell up to $50,000,000 of our common stock in one or more offerings.

This prospectus provides you with a general description of our common stock and the general manner in which we will offer our common stock. Each time we sell shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus to “Identiv,” “we,” “us” and “our” refer to Identiv, Inc. and its subsidiaries.

RISK FACTORS

Investing in our common stock involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in our common stock. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

IDENTIV, INC.

Identiv is a global provider in digital security and identification. Global organizations in the government, healthcare, mobility, education, financial services, retail, transportation, consumer products and other markets rely upon our solutions.

Identiv was founded in 1990 in Munich, Germany and incorporated in 1996 under the laws of the state of Delaware. Our principal executive offices are located at 2201 Walnut Avenue, Suite 100, Fremont, California, and our telephone number is (949) 250-8888. Our website address is www.identiv.com. The information contained on, or that can be accessed through, our website is not part of, or incorporated by reference in, this prospectus or any prospectus supplement.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $0.001 par value per share, and preferred stock, $0.001 par value per share. This description is only a summary. Our restated certificate of incorporation, as amended, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our restated certificate of incorporation, as amended, which we refer to in this section as our certificate of incorporation, and our amended and restated bylaws, which we refer to in this section as our bylaws, for additional information before you buy any of our common stock, preferred stock or other securities. See “Where You Can Find More Information.”

Common Stock

We are authorized to issue 50,000,000 shares of common stock. As of December 31, 2020, there were 19,449,850 shares of common stock issued, of which 18,055,388 shares are outstanding and 1,394,462 shares are held in treasury. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. As of December 31, 2020, (i) 40,000 shares of preferred stock were designated Series A participating preferred stock, none of which were issued and outstanding and (ii) 5,000,000 shares of preferred stock were designated Series B non-voting convertible preferred stock, all of which were issued and outstanding. We may issue the remaining undesignated shares of preferred stock in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Certain Provisions of Delaware Law and of the Charter and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, those provisions prohibit a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after the date the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws. Our certificate of incorporation and bylaws provide that:

•	our bylaws may be amended or repealed only by a majority vote of our board of directors or a two-thirds stockholder vote;

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•	stockholders may not fill vacancies on the board;

•	our board of directors is authorized to issue preferred stock without stockholder approval; and

•

we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

PLAN OF DISTRIBUTION

We may sell the shares of common stock offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the shares being offered and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the shares of common stock offered in the prospectus supplement.

The distribution of the shares of common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The shares may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the shares of common stock, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the shares of common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the offering of the shares, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act of 1933. Some of the underwriters, dealers or agents who participate in the distribution of the shares may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on the Nasdaq Capital Market. To facilitate the offering of the shares of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the shares of common stock, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Identiv, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Current Report on Form 8-K filed on February 11, 2021; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed on September 5, 1997, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Identiv, Inc., 2201 Walnut Avenue, Suite 100, Fremont, California 94538, telephone (949) 553-4251. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

3,286,385 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

B. Riley Securities

Lead Manager

Lake Street

Co-Manager

Northland Capital Markets

April 7, 2021